Exhibit 10.3
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT, dated as of March 9, 2006, among: (1) W LAB ACQUISITION CORP., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Borrower”); (2) NEXTERA ENTERPRISES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company” and, together with the Borrower, called, collectively, the “Principal Companies” and, singly, a “Principal Company”); (3) the Subsidiaries of the Parent Company and of the Borrower from time to time party hereto (all of the Subsidiaries of the Parent Company or of the Borrower from time to time party hereto or bound hereby being hereinafter, together with their successors in title and assigns, called, collectively, the “Subsidiary Guarantors”) (the Parent Company, the Borrower and each of the Subsidiary Guarantors from time to time party to and otherwise bound by this Agreement being hereinafter called, collectively, the “Grantors”, and, singly, a “Grantor”); and (4) NEWSTAR FINANCIAL, INC., as administrative agent and collateral agent for the benefit of Secured Parties (hereinafter, together with its successors as administrative agent for the benefit of Secured Parties called “Administrative Agent`”).
RECITALS:
     A. The Parent Company, the Borrower, the several Lenders from time to time party thereto, and NewStar Financial, Inc., as Administrative Agent for the Lenders, are party to the Credit Agreement, dated as of March 9, 2006, providing for the making Credit Extensions to the Borrower, all as contemplated and provided thereby.
     B. Each Subsidiary Guarantor from time to time party hereto is a direct or indirect Subsidiary of the Parent Company or of the Borrower.
     C. The Parent Company, the Borrower and the Subsidiary Guarantors have guaranteed all of the Obligations of each of the other Loan Parties under the Loan Documents pursuant to the Guaranty Agreement, dated as of March 9, 2006 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), entered into by the Parent Company, the Borrower, Subsidiary Guarantors and NewStar Financial, Inc., as the administrative agent for the benefit of the Secured Parties.
     D. It is a condition precedent to the initial Credit Extension made under the Credit Agreement and the other Loan Documents that each of the Parent Company, the Borrower and the Subsidiary Guarantors shall have executed and delivered this Agreement.
     E. Each Grantor will obtain substantial direct or indirect financial and other benefits from Credit Extensions made or to be made to the Borrower under the Credit Agreement and the other Loan Documents, and, accordingly, each Grantor desires to enter into this Agreement in order to satisfy the condition precedent described in preceding Recital D and in order to induce Secured Parties to make Credit Extensions to the Borrower under the Credit Agreement and the other Loan Documents.
     NOW, THEREFORE, in consideration of the foregoing and the substantial direct or indirect financial and other benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby, jointly and severally, makes the following representations and warranties to the Administrative Agent for the benefit of Secured Parties and hereby, jointly and severally, covenants and agrees with the Administrative Agent for the benefit of Secured Parties as follows:
ARTICLE I
DEFINITIONS
     The following terms have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined herein, terms used herein and defined in or by reference in the Credit Agreement shall be used herein as so defined therein.
     “Additional Grantors” shall have the meaning specified in Section 10.5 hereof.
     “Administrative Agent” shall have the meaning specified in the Preamble hereto.
     “Agreement” shall mean this Security Agreement, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time.
     “Borrower” shall have the meaning specified in the Preamble hereto.
     “Cash Collateral Account” shall mean any noninterest-bearing cash collateral account under the sole dominion and control of the Administrative Agent for the benefit of the Secured Parties.
     “Chattel Paper” shall have the meaning specified in the UCC.
     “Commercial Tort Claims” shall have the meaning specified in the UCC.
     “Contract Rights” shall mean all of the rights of any Grantor (including, without limitation, all rights to payment) under any Contract.
     “Contracts” shall mean all contracts or agreements to which any Grantor is a party (including, without limitation, (a) each partnership, joint venture or limited liability company agreement to which such Grantor is a party, (b) each lease, license or sublicense, evidence of Indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation to which such Grantor is a party, and (c) any Specified Swap Agreement to which such Grantor is a party, but excluding any contract, license or lease if and to the extent that the terms thereof prohibit the assignment of, or the granting of a security interest in, such contract, license or lease (it being understood and agreed that, notwithstanding the foregoing, all rights to payment of money due or to become due pursuant to, and all rights to the Proceeds from the sale of, any such excluded contract, license or lease shall be and at all times remain subject to the security interests created by this Agreement).
     “Copyrights” shall mean any United States copyrights or copyrightable works (whether or not registered, statutory or common law) to which any Grantor now or from time to time hereafter has title, including all reissues, renewals or extensions thereof, as well as any registrations of any copyrights in the United States Copyright Office or applications for United States copyright registrations now or from time to time hereafter made with the United States Copyright Office by any Grantor, and all rights provided by international treaties or conventions with respect to any of the foregoing.
     “Credit Agreement” shall mean the Credit Agreement, dated as of March 9, 2006, among the Parent Company, the Borrower, the several Persons from time to time party thereto as Lenders thereunder, and the Administrative Agent, providing for the making of Credit Extensions to the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.
     “Documents” shall have the meaning specified in the UCC.
     “Equipment” shall mean any “equipment”, as such term is defined in the UCC, now or from time to time hereafter owned by any Grantor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and movable trade or other fixtures now or from time to time hereafter owned by any Grantor, and any and all additions, substitutions and replacements of any of the foregoing, wheresoever located, together with all accessions, attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “General Intangibles” shall have the meaning specified in the UCC, and shall in any event include, in relation to any Grantor, all of such Grantor’s claims, rights, powers, privileges, authority, options, security interests, Liens and remedies under any partnership agreement or limited liability company agreement to which such Grantor is a party or with respect to any partnership or limited liability company of which such Grantor is a partner or a member.
     “Goods” shall have the meaning specified in the UCC.
     “Grantor” and “Grantors” shall have the meaning specified in the Preamble hereto.
     “Guaranty Agreement” shall have the meaning specified in the Recitals hereto.
     “Imprints” shall mean the imprints, series, colophons and brands owned by or licensed to any Grantor.
     “Intellectual Property” shall mean United States, international or foreign (a) Patents, divisions, continuations, continuations in part, (b) Marks, (c) Copyrights, (d) confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae and customer and supplier lists, (e) computer software (including source codes, object codes, data and related documentation), (f) Works, (g) Imprints, and (h) all Trade Secret Rights and other proprietary rights.
     “Indemnitee” shall have the meaning specified in Section 9.1 hereof.
     “Instrument” shall have the meaning specified in the UCC.

     “Inventory” shall have the meaning specified in the UCC, and shall in any event include any merchandise, inventory or goods now or from time to time hereafter owned by any Grantor, and all accessions, additions, substitutions and replacements thereof, wheresoever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping the same, in all stages of production, from raw materials through work-in-process to finished goods, and all products and proceeds of whatsoever sort and wheresoever located, and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Administrative Agent from such Grantor’s customers, and shall specifically include all “inventory”, as such term is defined in the UCC, now or from time to time hereafter owned by such Grantor.
     “Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.
     “Letter-of-Credit Rights” shall have the meaning specified in the UCC.
     “Marks” shall mean any trademarks and service marks now held or hereafter acquired by any Grantor which are registered in the United States Patent and Trademark Office or in any other similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Grantor in the United States and trade dress, including logos, proprietary icons, designs, trade names, trade styles, company names, corporate names, business names, URLs, fictitious business names and other business or source identifiers in connection with which any of such registered or unregistered marks are used in the United States, and including all common law rights therein, and registrations and applications for registration therefor, all rights provided by international treaties or conventions with respect to the foregoing, and all reissuances, extensions and renewals of any of the foregoing, and all goodwill associated therewith.
     “Parent Company” shall have the meaning specified in the Preamble hereto.
     “Patent” shall mean any United States patent to which any Grantor now or from time to time hereafter has title, including any divisions, continuations, reissues, reexaminations, extensions or renewals thereof, all inventions or improvements thereto, any application for a United States patent now or hereafter made by any Grantor, and any rights provided by international treaty or convention with respect to any of the foregoing.
     “Principal Companies” and “Principal Company” shall have the meaning set forth in the Preamble hereto.
     “Proceeds” shall have the meaning specified in the UCC or under other relevant law, and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or to any Grantor from time to time with respect to any of the Security Agreement Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Security Agreement Collateral by any Governmental Authority (or by any Person

acting under color of any Governmental Authority); and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Security Agreement Collateral.
     “Receivables” shall mean any “account”, as such term is defined in the UCC, now or from time to time hereafter owned by any Grantor, and, in any event, shall include, but shall not be limited to, all of such Grantor’s rights to payment for goods sold or leased or services performed by such Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of Indebtedness or security, together with: (a) all security pledged, assigned, hypothecated or granted to or held by such Grantor to secure the foregoing; (b) all of such Grantor’s right, title and interest in and to any goods, the sale of which gave rise thereto; (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing; (d) all powers of attorney for the execution of any evidence of Indebtedness or security or other writing in connection therewith; (e) all books, records, ledger cards, and invoices relating thereto; (f) all evidences of the filing of financing statements and other statements and the registration of other Instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers; (g) all credit information, reports and memoranda relating thereto; and (h) all other writings related in any way to the foregoing.
     “Securities Accounts” shall have the meaning specified in the UCC.
     “Securities Intermediary” shall have the meaning specified in the UCC.
     “Security Agreement Collateral” shall have the meaning specified in Section 2.1(a) hereof.
     “Subsidiary Guarantors” shall have the meaning specified in the Preamble hereto.
     “Supporting Obligations” shall have the meaning specified in the UCC.
     “Termination Date” shall have the meaning specified in Section 10.10(a) hereof.
     “Trade Secret Rights” shall have the meaning specified in Section 6.1 hereof.
     “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that, if perfection or priority of any security interest in any item or portion of Security Agreement Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and purposes of definitions relating to such provisions.
     “URLs” shall mean, in relation to any Grantor, all internet domain names that are used primarily in connection with the business of such Grantor and that are owned or otherwise used by such Grantor.

     “Works” shall mean all of the works and other related products published under the Contracts or otherwise, including original and revised editions, and any and all existing works and works in progress, and regardless of whether such works are stored or published in print, electronic (including online) software or other media.
ARTICLE II
SECURITY INTERESTS
     2.1. Grant of Security Interests.
          (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Grantor does hereby pledge, collaterally assign and transfer unto the Administrative Agent for the benefit of each of the Secured Parties, and does hereby grant to the Administrative Agent for the benefit of each of the Secured Parties, a continuing security interest in and Lien upon, all of the right, title and interest of such Grantor in, to and under all personal and fixture Property of every kind and nature, whether tangible or intangible, including, without limitation, all of the right, title and interest of such Grantor in, to and under each of the following, whether now existing or from time to time hereafter created, arising or acquired: (i) each and every Receivable; (ii) all Contracts, together with all Contract Rights arising thereunder; (iii) all Inventory; (iv) all Equipment; (v) all Marks, Patents and Copyrights, and all other Intellectual Property; (vi) all computer programs and computer software of every description and all intellectual property rights therein, and all other proprietary information, including, but not limited to, Trade Secret Rights; (vii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments; (viii) all Deposit Accounts; (ix) all Letter-of-Credit Rights; (x) all Commercial Tort Claims; (xi) all Investment Property; (xii) all Supporting Obligations; (xiii) to the extent not already included above, all claims, demands, judgements, rights, choses in action, equities, credits, bank accounts, investment and Securities Accounts, cash on hand and in banks or with other financial institutions, lock boxes and other post office boxes, bonds and all other securities of every description, investments, insurance policies, including the cash surrender value thereof and all proceeds thereof, and all federal, state and local tax refunds and/or abatements to which such Grantor is or may from time to time become entitled, no matter how or when arising, including, but not limited to, any loss carryback tax refunds; (xiv) each Cash Collateral Account established for such Grantor and all monies, securities and Instruments deposited or required to be deposited in any such Cash Collateral Account; and (xv) all Proceeds and products of any and all of the foregoing (all of the Property identified or described in foregoing clauses (i) through (xv), inclusive, being herein called, collectively, the “Security Agreement Collateral”).
          (b) The security interests and Liens granted to the Administrative Agent under this Agreement extend (i) to all Property of the kind which is the subject of this Agreement which any Grantor may own or otherwise acquire at any time or from time to time during the continuation of this Agreement, and (ii) to any and all Proceeds or products thereof.
          (c) Notwithstanding the foregoing the Security Agreement Collateral shall not include (i) any Property in which a Grantor is not permitted, by Applicable Law or by the terms of any Instrument to which such Grantor is a party or by which such Grantor or any of its

Property is bound, to grant a security interest or Lien and (ii) Investment Property held by the Parent Company in any of the Excluded Subsidiaries; provided, however, that all Proceeds of any and all Property and Investment Property described in the foregoing provisions of this paragraph (c) shall in any event constitute Security Agreement Collateral in which the Administrative Agent shall have a security interest and Lien.
     2.2. Security for Obligations; Supplement to Credit Agreement; etc.
          (a) This Agreement (and the Security Agreement Collateral) secures the prompt payment in full and performance when due of all and each of the Obligations of each of the Loan Parties (including the Borrower), including all Obligations of each of the Borrower and the other Loan Parties under the Credit Agreement and the other Loan Documents.
          (b) This Agreement, the security interests and Liens created hereby, and the covenants and other agreements contained herein, are in addition and supplemental to the provisions of the Credit Agreement, the Guaranty Agreement and the Pledge Agreement, and the rights, powers and remedies given to the Secured Parties hereby are cumulative and are in addition to all of the rights, powers and remedies created by or existing under the Credit Agreement, the Guaranty Agreement and the Pledge Agreement.
     2.3. Loan Parties Remain Liable. Anything herein to the contrary notwithstanding:
          (a) each of the Loan Parties shall remain liable under all agreements and Instruments included in the Security Agreement Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;
          (b) except as otherwise provided herein, the exercise by the Administrative Agent of any rights hereunder shall not release any Loan Party from any of its duties or obligations under any agreements or Instruments included in the Security Agreement Collateral; and
          (c) except as otherwise provided in the Credit Agreement, the Administrative Agent shall not have any obligation or liability under any agreements or Instruments included in the Security Agreement Collateral by reason of this Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     2.4. Power of Attorney. Each Grantor hereby constitutes and appoints the Administrative Agent its true and lawful attorney-in-fact, irrevocably, with full power during the continuation of any Event of Default (in the name of such Grantor or otherwise), to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Grantor under or arising out of all or any part of the Security Agreement Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

     2.5. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which any Grantor shall have agreed hereunder or under any other Loan Document to perform and which such Grantor shall fail to perform within a reasonable period of time after being requested in writing to so perform (it being understood that no such request need be given during the continuance of any Event of Default), and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Security Agreement Collateral or of the security interests therein. The Administrative Agent will exercise reasonable care in the custody and preservation of the Security Agreement Collateral in its possession.
     2.6. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Security Agreement Collateral and shall not impose any duty upon it to exercise any such powers. Except as provided in Section 2.5, the accounting for moneys actually received by it hereunder and other duties imposed by the UCC upon Secured Parties (unless otherwise modified hereby), the Administrative Agent shall have no duty as to any Security Agreement Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Security Agreement Collateral.
     2.7. Waiver of Suretyship Defenses; etc.
          (a) Each Grantor hereby absolutely, unconditionally and irrevocably waives, to the extent permitted under Applicable Law, all suretyship and other similar defenses to the payment and performance by such Grantor of any of its Obligations to the Administrative Agent under this Agreement.
          (b) This Agreement shall be effective as to, and shall be enforceable by the Administrative Agent against, each Grantor from and after the execution and delivery by such Grantor of a counterpart of this Agreement. The agreements and Obligations of each Grantor under this Agreement are separate and independent from, and in addition to, the agreements and Obligations under this Agreement, the other Collateral Documents and the Guaranty Agreement of each of the other Grantors and shall be enforceable by the Administrative Agent against each Grantor notwithstanding: (i) the failure of any of the other Grantors to execute and deliver a counterpart of this Agreement, any of the other Collateral Documents or the Guaranty Agreement; (ii) the invalidity, unenforceability or inadmissibility in evidence of this Agreement, any of the other Collateral Documents or the Guaranty Agreement against any one or more of the other Grantors; (iii) the release by the Administrative Agent of all or any of the other Grantors from all or any part of their Obligations to the Administrative Agent under this Agreement, any of the other Collateral Documents or the Guaranty Agreement, or the release by the Administrative Agent of all or any part of the Collateral granted by all or any of the other Grantors to the Administrative Agent under any of the Loan Documents; or (iv) any waiver, termination or cancellation by the Administrative Agent of, or any consent by the Administrative Agent to any departure from, any of the agreements or Obligations of any of the other Grantors under this Agreement, any of the other Collateral Documents or the Guaranty Agreement on any occasion or occasions, or any failure by the Administrative Agent to enforce any of the agreements or Obligations of any of the other Grantors under this Agreement, any of the other Collateral Documents or the Guaranty Agreement on any occasion or occasions.

ARTICLE III
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
     Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive the execution and delivery of this Agreement, as follows:
     3.1. Necessary Filings. Upon the making of all filings, including all financing statements, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests and Liens granted by each Grantor to the Administrative Agent hereby in respect of the Security Agreement Collateral, the security interests granted to the Administrative Agent pursuant to this Agreement in and to the Security Agreement Collateral will constitute perfected security interests therein superior and prior to the rights of all other Persons therein, subject to no other Liens (other than Liens permitted by the Credit Agreement) and are entitled to all of the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case, to the extent that the Security Agreement Collateral consists of the type of Property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Copyright Office.
     3.2. No Liens. The Grantors are, and as to the Security Agreement Collateral acquired by them from time to time after the date hereof, such Grantors will own or hold all Security Agreement Collateral, free from any Lien of any Person (other than Liens permitted by the Credit Agreement), and each Grantor shall defend the Security Agreement Collateral against all claims and demands of all Persons at any time claiming the same or any interest (other than Liens permitted by the Credit Agreement) therein adverse to the Administrative Agent.
     3.3. Other Financing Statements. So long as any of the Commitments remain in effect or any Loans remain outstanding or any of the Obligations remain unpaid, such Grantor will not file or authorize to be filed in any public office any financing statement (or other similar statement or instrument of registration under the laws of any jurisdiction) relating to the Security Agreement Collateral, except (i) financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in respect of Liens permitted by the Credit Agreement, or (ii) financing statements filed or authorized to be filed with the prior written consent of the Administrative Agent.
     3.4. Legal Status. The exact legal name, type of organization, jurisdiction of organization and organizational identification number, if any, of each Grantor is specified on Schedule A hereto. Each Grantor agrees that it will not, without providing at least thirty (30) days prior written notice to the Administrative Agent, change its name or organizational identification number, its type of organization, its jurisdiction of organization or its legal structure. If any Grantor does not have an organizational identification number and later obtains one, such Grantor will forthwith notify the Administrative Agent of such organizational identification number. With respect to any proposed change described in this Section 3.4, each Grantor shall, prior to effecting such change, take all action, satisfactory to the Administrative Agent, to maintain the security interests of the Administrative Agent in the Collateral required to be granted hereby at all times fully perfected and in full force and effect and to provide to the Administrative Agent evidence that all such actions (including the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken. Promptly after the occurrence of any change with respect to any Grantor described in this Section 3.4, such Grantor shall deliver to the Administrative Agent a supplement to Schedule A hereto so as to cause Schedule A hereto to be complete and accurate.
     3.5. Recourse. This Agreement is made with full recourse to each Grantor and pursuant to and upon all of the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the other Loan Documents and otherwise in writing in connection herewith or therewith.
ARTICLE IV
SPECIAL PROVISIONS CONCERNING
RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS
     4.1. Maintenance of Records. Each Grantor will keep and maintain, at its own cost and expense, materially accurate records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and each such Grantor will make the same available on such Grantor’s premises to the Administrative Agent for inspection, at such Grantor’s own cost and expense, at any and all reasonable times upon prior notice to an authorized officer of such Grantor; provided, however, if no Event of Default is then continuing, the Administrative Agent shall give such Grantor prior written notice of any such inspection; provided, further, that, so long as no Event of Default is then continuing, such Grantor shall not be responsible for the costs and expenses of more than one such visit and inspection by the Administrative Agent per year as set forth in Section 6.10 of the Credit Agreement. Upon the reasonable request of the Administrative Agent during the continuance of any Event of Default, each Grantor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). During the continuance of any Event of Default, if the Administrative Agent so directs, such Grantor shall legend, in form and manner reasonably satisfactory to the Administrative Agent, such tangible evidence of the Receivables and the Contracts, as well as books, records and documents of such Grantor evidencing or pertaining to such Receivables and Contracts, with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has security interests therein.
     4.2. Direction to Account Debtors; Contracting Parties; etc. If the Administrative Agent so directs any Grantor during the continuance of any Event of Default, such Grantor agrees (a) if such Grantor has been required to cash collateralize any of its Obligations pursuant to the terms of the Credit Agreement or any of the other Loan Documents or to create any other account thereunder, to cause all payments on account of the Receivables and Contracts to be made directly to such account, (b) that the Administrative Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (a), and (c) that the Administrative Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. Without notice to or assent by any Grantor, the Administrative Agent may apply any or all amounts then in, or thereafter deposited in, such account which application shall be effected in the manner provided in Section 8.4 of this Agreement. The reasonable costs and expenses (including attorneys’ fees) incurred or sustained in connection with collection, whether incurred or sustained by any Grantor or the Administrative Agent, shall be borne by such Grantor.
     4.3. Modification of Terms; etc. No Grantor shall rescind or cancel any indebtedness evidenced by any material Receivable or under any material Contract, or modify in any material respect any term relating to such indebtedness or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any material Receivable or material Contract, or interest therein, without the prior written consent of the Administrative Agent, except (a) as permitted by Section 4.4 hereof, or (b) in the ordinary course of business so long as (i) no Event of Default is then continuing and (ii) the Administrative Agent has not given notice that this exception is no longer applicable. Each Grantor will duly fulfill all material obligations on its part to be fulfilled under or in connection with the material Receivables and material Contracts, except to the extent such Contract is being contested in good faith, by appropriate proceedings diligently conducted and will do nothing to impair in any material respect the rights of the Administrative Agent in the Receivables or Contracts.
     4.4. Collection. Each Grantor shall endeavor, in accordance with reasonable business practices, to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due, any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith, upon receipt thereof, all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, unless any Event of Default is continuing, such Grantor may allow in the ordinary course of its business as adjustments to amounts owing under its Receivables and Contracts (a) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with its reasonable business judgment, and (b) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Grantor finds appropriate in accordance with its reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred or sustained in connection with collection, whether incurred or sustained by such Grantor or the Administrative Agent, shall be borne by such Grantor.
     4.5. Instruments. If any Grantor owns or acquires any Instruments constituting Security Agreement Collateral, such Grantor will, upon request by the Administrative Agent from time to time, promptly deliver such Instruments to the Administrative Agent appropriately endorsed to the order of the Administrative Agent as further security hereunder.
     4.6. Further Actions. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other Property or rights covered by the security interests hereby granted, as the Administrative Agent may reasonably require from time to time to give effect to the purposes of this Agreement.
ARTICLE V
SPECIAL PROVISIONS CONCERNING MARKS
     5.1. Additional Representations and Warranties. Each Grantor represents and warrants that it owns or possesses the right to use all material Marks that are reasonably necessary for the operation of its business. To the knowledge of each Grantor no material third-party claim that any aspect of such Grantor’s present or contemplated business operations infringes or will infringe any material Mark or material trade name except for such infringements that could not reasonably be expected to have a Material Adverse Effect. Each Grantor hereby grants to the Administrative Agent an absolute power of attorney to sign during the continuance of any Event of Default any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill and record the same.
     5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or any of the other Loan Documents, each Grantor hereby agrees not to divest itself of any material rights under any material Marks other than in the ordinary course of business without (in each case) the prior written approval of the Administrative Agent.
     5.3. Infringements. Each Grantor agrees, promptly upon obtaining knowledge thereof, to notify the Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any Person who such Grantor believes to be infringing or diluting or otherwise violating in any material respect any of such Grantor’s material rights in and to any material Mark, or with respect to any Person claiming that such Grantor’s use of any material Mark violates in any material respect any property right of that Person, in each case where such infringement, dilution or violation could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees, if consistent with good business practice, diligently to prosecute any Person infringing any Mark, where such infringement could reasonably be expected to have a Material Adverse Effect, in a manner in accordance with its reasonable business practices.
     5.4. Preservation of Marks. Each Grantor agrees to use its material Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereof) as trademarks or service marks registered under the laws of the United States; provided, however, that no Grantor shall be obligated to preserve any Mark in the event such Grantor determines, in its reasonable business judgment, that the preservation of such Mark is no longer necessary or desirable in the conduct of its business.
     5.5. Maintenance of Registration. Each Grantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq., to maintain its material trademark registrations, including, but not limited to, affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered material Marks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all required fees in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all judicial remedies without the prior written consent of the Administrative Agent; provided, however, that no Grantor shall be obligated to maintain any Mark in the event that such Grantor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.
     5.6. Future Registered Marks. If any Mark registration issues at any time hereafter to any Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, such Grantor shall, upon the reasonable request of the Administrative Agent from time to time, deliver promptly to the Administrative Agent a copy of such certificate and a grant of security in such Mark to the Administrative Agent, confirming the grant thereof hereunder, the form of such confirmatory grant of security to be in form and substance reasonably satisfactory to the Administrative Agent.
     5.7. Remedies. If any Event of Default shall be continuing, the Administrative Agent may, by written notice to any Grantor, take any or all of the following actions, all to the extent necessary to enable the Administrative Agent to realize on the Security Agreement Collateral: (a) declare the entire right, title and interest of such Grantor in and to each of such Grantor’s Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Administrative Agent, in which event such rights, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement; (b) take and use or sell the Marks and the goodwill of such Grantor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks have been used; and (c) direct such Grantor to use commercially reasonable efforts to refrain, in which event such Grantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if reasonably requested by the Administrative Agent, change such Grantor’s name to eliminate therefrom any use of any Mark and execute such other and further documents that the Administrative Agent may from time to time reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Administrative Agent.
ARTICLE VI
SPECIAL PROVISIONS CONCERNING
PATENTS AND COPYRIGHTS
     6.1. Additional Representations and Warranties. Each Grantor represents and warrants that it is the true and lawful owner of or possesses the right to use, all material rights in (a) all material trade secrets and proprietary information necessary to operate the business of each Grantor (the “Trade Secret Rights”). Each Grantor represents and warrants that it does not own, on or as of the date hereof, any registered Copyrights.

     6.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or any of the other Loan Documents, each Grantor hereby agrees not to divest itself of any material rights under any material Patents or Copyrights without (in each case) the prior written approval of the Administrative Agent, other than in the ordinary course of business or in the event that the Grantor determines, in its reasonable business judgment, that such Patents or Copyrights are no longer necessary or desirable in the conduct of its business.
     6.3. Infringements. Each Grantor agrees, promptly upon learning thereof, to furnish the Administrative Agent in writing with all pertinent material information available to such Grantor with respect to any infringement of such Grantor’s material rights in any material Patent or Copyright, or with respect to any material claim that practice of any material Patent or Copyright violates in any material respect any Property right of a third party or with respect to any misappropriation of any material Trade Secret Rights or any material claim that the practice of a material Trade Secret Right violates in any material respect any Property right of a third party, in each case where such infringement, claim or violation could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees diligently to prosecute, in accordance with commercially reasonable business practices, any Person infringing any material Patent or Copyright or misappropriating any material Trade Secret Right where such infringement or misappropriation could reasonably be expected to have a Material Adverse Effect.
     6.4. Maintenance of Patents. At its own expense, each Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each of its material Patents; provided, however, that no Grantor shall be obligated to maintain any Patent in the event that such Grantor determines in its reasonable business judgment that the maintenance of such Patents is no longer necessary or desirable in the conduct of its business.
     6.5. Prosecution of Patent Application. At its own expense, each Grantor shall diligently prosecute all applications for United States Patents necessary to operate the business of each Grantor and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, without the prior written consent of the Administrative Agent; provided, however, that no Grantor shall be obligated to prosecute any such application in the event such Grantor determines, in its reasonable business judgment, that the prosecution of such application is no longer necessary or desirable in the conduct of its business.
     6.6. Other Patents and Copyrights. Each Grantor shall provide to the Administrative Agent, upon reasonable request of the Administrative Agent from time to time, a report setting forth all acquisitions or issuances of United States Patents, registrations of Copyrights, acquisitions of registered Copyrights, or filings of applications for United States Patents or Copyrights, which occurred since the later of the Closing Date or the date of the report most recently delivered pursuant to this Section 6.6, together with copies of certificates of registration of, or applications for, said Patents and Copyrights. Each Grantor shall, at its own expense, upon request of the Administrative Agent from time to time, also deliver to the Administrative Agent all such other agreements and Instruments relating to the Liens and security interests of the Administrative Agent in such Patents and Copyrights as the Agent shall reasonably require, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.
     6.7. Remedies. If any Event of Default shall be continuing, the Administrative Agent may, by written notice to any Grantor, take any or all of the following actions to the extent necessary to enable the Administrative Agent to realize on the Security Agreement Collateral: (a) declare the entire right, title and interest of such Grantor in each of the Patents and Copyrights vested in the Administrative Agent, in which event such right, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the other applicable agreements pursuant to which all of such Grantor’s right, title and interest to such Patents and Copyrights are or will be assigned to the Administrative Agent for the benefit of the Secured Parties; (b) take and practice or sell the Patents and Copyrights; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from practicing the Patents and Copyrights, directly or indirectly, and such Grantor shall execute such other and applicable documents as the Administrative Agent may request from time to time further to confirm this and to transfer ownership of the Patents and Copyrights to the Administrative Agent for the benefit of the Secured Parties.
ARTICLE VII
PROVISIONS CONCERNING
SECURITY AGREEMENT COLLATERAL
     7.1. Protection of Administrative Agent’s Security. No Grantor will do anything to impair in any material respect the material rights of the Administrative Agent in the Security Agreement Collateral. Each Grantor will at all times keep its Inventory and Equipment insured in favor of the Administrative Agent, at such Grantor’s own expense, to the extent commercially reasonable in the manner provided in the Credit Agreement and the other Loan Documents; all policies or certificates with respect to such insurance shall be endorsed to the Administrative Agent’s satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as loss payee and additional insured). If any Grantor shall fail to insure its Inventory to the extent required by the Credit Agreement, or if any Grantor shall fail to so endorse all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance, and such Grantor agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance. The Administrative Agent shall apply any proceeds in accordance with Section 8.3 of the Credit Agreement. Each Grantor assumes all liability and responsibility in connection with the Security Agreement Collateral acquired by it and the liability of such Grantor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Security Agreement Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.
     7.2. Warehouse Receipts Non-Negotiable. Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any substantial portion of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

     7.3. Promissory Notes and Tangible Chattel Paper. If any Grantor shall, now or at any time hereafter, hold or acquire, otherwise than in the ordinary course of its business, any promissory notes or tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.
     7.4. Deposit Accounts.
          (a) The following provisions of this paragraph (a) shall be applicable to the concentration accounts and the disbursement accounts from time to time established by the Parent Company, the Borrower and the Subsidiary Guarantors as part of the cash management systems of the Parent Company and its Subsidiaries (such concentration accounts and disbursement accounts being in this paragraph (a) called, collectively, the “Cash Management Accounts”). Each Grantor shall, not later than the Closing Date and except as otherwise permitted by the Credit Agreement as agreed by the Administrative Agent, cause each depositary bank of the Deposit Accounts listed on Schedule 4.1(a)(ii) to the Credit Agreement to enter into a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such depositary bank (or, in the case of any Cash Management Account subject to the Applicable Laws of jurisdictions outside of the United States, such other instruments in lieu thereof as may be reasonably required by the Administrative Agent), shall agree to comply, without further consent of such Grantor, with instructions from the Administrative Agent directing the disposition of funds from time to time credited to such Cash Management Accounts. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing. The obligations of the Grantors under this paragraph (a) shall not otherwise limit the rights and remedies of the Administrative Agent under paragraph (b) of this Section 7.4 or under Section 8.1 or Section 8.2 hereof during the continuation of Events of Default. The provisions of this paragraph shall not apply to any Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor’s salaried employees.
          (b) With respect to each Deposit Account that any Grantor, now or at any time hereafter, opens or maintains with any depositary institution, such Grantor shall, at the Administrative Agent’s request and option from time to time following the occurrence of any Event of Default, immediately provide to the Administrative Agent a list of account names and numbers, and the name, address and contact information for each depositary institution, and shall, pursuant to a control agreement in form and substance reasonably satisfactory to the Administrative Agent, cause the depositary bank to agree to comply, without further consent of such Grantor, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing or unless a Default would occur if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to any Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor’s salaried employees.

     7.5. Securities Accounts. If any Securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or commodity intermediary, such Grantor shall, at the Administrative Agent’s reasonable request and option from time to time following the occurrence and during the continuance of an Event of Default, promptly provide to the Administrative Agent a list of such Securities and other Investment Property and related account names and numbers, and the name, address and contact information for each Securities Intermediary or commodity intermediary, and shall either (a) use reasonable efforts to cause such Securities Intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Grantor or such nominee, at any time during the continuance of an Event of Default with Entitlement Orders or other instructions from the Administrative Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, all pursuant to a control agreement in form and substance reasonably satisfactory to the Administrative Agent, or (b) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, Securities Intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing.
     7.6. Collateral in the Possession of a Bailee. If any substantial portion of the Collateral is, now or at any time hereafter, in the possession of a bailee, the relevant Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s reasonable request and option following the occurrence of an Event of Default, shall assist the Administrative Agent to obtain an acknowledgement from the bailee, in form and substance satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Administrative Agent as to such Collateral. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.
     7.7. Electronic Chattel Paper and Transferable Records. If any Grantor, now or at any time hereafter, holds or acquires, otherwise than in the ordinary course of its business, an interest in any electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent following the occurrence of an Event of Default, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under §9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with each Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing.
     7.8. Letter-of-Credit Rights. If any Grantor is, now or at any time hereafter, a beneficiary under any letter of credit, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent from time to time following the occurrence and during the continuance of an Event of Default, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit, or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.
     7.9. Commercial Tort Claims. If any Grantor shall, now or at any time hereafter, hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Administrative Agent in a writing signed by such Grantor of the particulars thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.
     7.10. Further Actions. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time upon the reasonable request of the Administrative Agent all such lists, descriptions and designations of its Security Agreement Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take all such further steps relating to the Security Agreement Collateral and other Property or rights covered by the security interests hereby granted, which the Administrative Agent shall from time to time reasonably deem appropriate to perfect, preserve or protect its security interests in the Security Agreement Collateral.
     7.11. Financing Statements. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto, in form reasonably acceptable to the Administrative Agent, as are necessary or desirable in the reasonable opinion of the Administrative Agent to establish and maintain valid, enforceable and perfected security interests (subject only to Liens permitted by the Credit Agreement) in the Security Agreement Collateral as provided herein and the other rights and security contemplated hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Grantor will pay any applicable filing fees and related expenses.

ARTICLE VIII
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
     8.1. Remedies; Obtaining the Security Agreement Collateral Upon Default. Each Grantor agrees that, if any Event of Default shall be continuing, then, and in every such case, the Administrative Agent, in addition to any other rights now or hereafter existing under Applicable Law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:
          (a) personally, or by agents or attorneys, immediately take possession of the Security Agreement Collateral or any part thereof from such Grantor or from any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon such Grantor’s premises where any of the Security Agreement Collateral is located and remove the same and use, in connection with such removal, any and all services, supplies, aids and other facilities of such Grantor;
          (b) instruct the obligor or obligors on any agreement, Instrument or other obligation (including, without limitation, the Receivables) constituting the Security Agreement Collateral to make any payment required by the terms of such agreement or instrument directly to the Administrative Agent;
          (c) withdraw all monies, securities and other Instruments held in any account for application to the Obligations in accordance with Section 8.4;
          (d) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Security Agreement Collateral or any part thereof in accordance with Section 8.2 and take possession of the proceeds of any such sale or liquidation;
          (e) take possession of the Security Agreement Collateral, or any part thereof, by directing such Grantor in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event such Grantor shall at its own expense:
          (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent;
          (ii) store and keep any Security Agreement Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 8.2; and
          (iii) while the Security Agreement Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain it in good condition; and
          (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Security Agreement Collateral for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights);
it being understood that such Grantor’s obligations to so deliver the Security Agreement Collateral are of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligations.
     8.2. Remedies; Disposition of the Security Agreement Collateral. During the continuance of any Event of Default, any Security Agreement Collateral repossessed by the Administrative Agent under or pursuant to Section 8.1 and any other Security Agreement Collateral, whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the Property to be sold, and, in general, in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may determine to be commercially reasonable. Any of the Security Agreement Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair (at the expense of each Grantor) which the Administrative Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings shall be made upon not less than ten (10) days’ prior written notice to the relevant Grantor specifying the time after which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than ten (10) days’ prior written notice to the relevant Grantor specifying the time and place of such Sale. The Administrative Agent, on behalf of the Secured Parties, may bid for and become the purchaser of the Security Agreement Collateral or any item thereof offered for sale in accordance with this Section 8.2 without accountability to the relevant Grantor. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Security Agreement Collateral valid and binding and in compliance with all Applicable Laws of any and all courts, arbitrators or other Governmental Authorities having jurisdiction over any such sale or sales, all at such Grantor’s expense.
     8.3. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION, OR THE ADMINISTRATIVE AGENT’S DISPOSITION, OF ANY OF THE SECURITY AGREEMENT COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE OR HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND EACH GRANTOR HEREBY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW:
          (a) all damages occasioned by such taking of possession, except any damages which are the direct result of the Administrative Agent’s gross negligence or willful misconduct;

          (b) all other requirements as to the time, place, manner or terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and
          (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law, and all other rights to prevent or delay the enforcement of this Agreement or the absolute sale of the Security Agreement Collateral or any portion thereof;
and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all of such laws. Any sale of, or the grant of any options to purchase, or any other realization upon, any Security Agreement Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Security Agreement Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.
     8.4. Application of Proceeds.
          (a) All monies collected by the Administrative Agent upon any sale or other disposition of all or any part of the Security Agreement Collateral, together with all other monies from time to time received by the Administrative Agent hereunder, shall be applied in accordance with Section 8.3 of the Credit Agreement.
          (b) All payments required to be made hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Parties.
          (c) For purposes of applying payments received in accordance with this Section 8.4, (i) the Administrative Agent shall determine the outstanding unpaid Obligations owed pursuant to the Credit Agreement and the other Loan Documents, and (ii) the Administrative Agent may rely on any Secured Party to determine any other Obligations owed to such Secured Party.
          (d) It is understood and agreed that each Grantor shall remain jointly and severally liable to the extent of any deficiency remaining after the application of all of the proceeds of the Security Agreement Collateral hereunder to the unpaid Obligations as provided by Section 8.4(a).
     8.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any of the other Loan Documents, or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative, and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations and no course of dealing between any Grantor and the Administrative Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses actually incurred or sustained, including attorneys’ fees actually incurred or sustained, and the amounts thereof shall be included in such judgment.
     8.6. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, Asset Sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then, and in every such case, the relevant Grantor, the Administrative Agent and the holders of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Security Agreement Collateral subject to the security interests created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.
ARTICLE IX
INDEMNITY
     9.1. Indemnity.
          (a) Without duplication of the indemnities in any other Loan Documents, each Grantor jointly and severally agrees to indemnify, reimburse and hold the Administrative Agent, each other Secured Party and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 9.1 referred to individually as an “Indemnitee,” and, collectively as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all fees, costs and expenses incurred or sustained (including the Attorney Costs for the Administrative Agent or any of the Secured Parties) (for the purposes of this Section 9.1, the foregoing are collectively called “Expenses”) of whatsoever kind and nature imposed on, asserted against or incurred or sustained by any of the Indemnitees or asserted against any Indemnitee by any third party (other than another Indemnitee) arising out of, in connection with, or as a result of this Agreement, or otherwise connected with the enforcement of any of the terms of, or the preservation of any rights hereunder or arising out of, in connection with, or as a result of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other Disposition, or use of the Security Agreement Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any Governmental Authority, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or Property damage), or contract claim; provided, however, that no Indemnitee shall be indemnified pursuant to this paragraph (a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Grantor agrees that, upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, such Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.
          (b) Without limiting the application of paragraph (a) of this Section 9.1, each Grantor jointly and severally agrees to pay, or to reimburse the Administrative Agent for (if the Administrative Agent shall have incurred fees, costs or expenses because such Grantor shall have failed to comply with its Obligations under this Agreement or any other Loan Document), any and all reasonable fees, costs and expenses of whatsoever kind or nature incurred or sustained in connection with the creation, preservation or protection of the Administrative Agent’s Liens on, and security interests in, the Security Agreement Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of Instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Security Agreement Collateral, premiums for insurance with respect to the Security Agreement Collateral and all other reasonable fees, costs and expenses actually incurred or sustained in connection with protecting, maintaining or preserving the Security Agreement Collateral and the Administrative Agent’s security interests therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Security Agreement Collateral.
          (c) If and to the extent that the obligations of any Grantor under this Section 9.1 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
     9.2. Indemnity Obligations Secured by Security Agreement Collateral; Survival. Any amounts paid by any Indemnitee, as to which such Indemnitee has the right to reimbursement, shall constitute Obligations secured by the Security Agreement Collateral. The indemnity obligations of each Grantor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Loans and other Credit Extensions made under the Credit Agreement and the payment of all of the other Obligations and notwithstanding the discharge thereof.
ARTICLE X
MISCELLANEOUS
     10.1. Notices; etc. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:
          (a) if to any Grantor or the Administrative Agent, at such Person’s address set forth underneath its signature below; and
          (b) if to any Secured Party (other than the Administrative Agent), at such address as such Secured Party shall have specified in the Credit Agreement;
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
     10.2. Waiver, Amendment.
          (a) Except as otherwise contemplated by Section 10.5 hereof, none of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly and adversely affected thereby and by the Administrative Agent (with the consent of the Required Lenders, or, to the extent required by Section 10.1 of the Credit Agreement, with the consent of each of the Lenders).
          (b) No delay on the part of the Administrative Agent in exercising any of its rights, remedies, powers and privileges hereunder, and no partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in any similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand.
     10.3. Obligations Absolute.
          (a) The Obligations of each Grantor under this Agreement and the Intellectual Property Security Agreement to which it is a party shall be absolute, unconditional and irrevocable and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any circumstance or occurrence whatsoever, including, without limitation, any of the circumstances or occurrences described or referred to in paragraph (a) of Section 6 of the Guaranty Agreement or in clauses (i) through (x) of Section 17(a) of the Pledge Agreement, except as released pursuant to the terms of any of the Loan Documents.
          (b) Each of the Grantors hereby irrevocably agrees to be bound by the terms of each of paragraph (b), paragraph (c) and paragraph (d) of Section 17 of the Pledge Agreement and paragraphs (b), (c) and (d) of Section 6 of the Guaranty Agreement with the same full force and effect as if each of such paragraphs of the Pledge Agreement and the Guaranty Agreement were set forth in full in this Agreement and the Intellectual Property Security Agreement to which each such Grantor is a party and made applicable to each of the Grantors as well as to the Pledgors and the Guarantors.
     10.4. Successors and Assigns. This Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and its successors and assigns; provided, however, that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Administrative Agent. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by each Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents, regardless of any investigation made by the Secured Parties or on their behalf.

     10.5. Additional Grantors. Additional Subsidiaries of the Parent Company or of the Borrower (“Additional Grantors”) may from time to time hereafter become parties to and bound by this Agreement by executing a counterpart hereof, or (alternatively) by executing a supplement to this Agreement or a joinder agreement, (in each case) in form and substance reasonably satisfactory to the Administrative Agent, and there shall be no need to re-execute, amend or restate this Agreement in connection therewith. Upon such execution and delivery of this Agreement by any Additional Grantor, such Additional Grantor shall be deemed to have made the representations and warranties set forth in this Agreement, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Grantor had executed this Agreement as of the date hereof, and the Administrative Agent shall be entitled to all of the benefits of such Additional Grantor’s Obligations hereunder.
     10.6. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     10.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.8. GOVERNING LAW AND WAIVER OF JURY TRIAL; ETC.
              (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
              (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES TO BE BOUND BY THE PROVISIONS SET FORTH IN SECTION 10.14 AND SECTION 10.15 OF THE CREDIT AGREEMENT WITH THE SAME FULL FORCE AND EFFECT AS IF SET FORTH IN FULL HEREIN AND MADE EXPRESSLY APPLICABLE TO EACH PARTY HERETO.
     10.9. Grantor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the Obligations, if any, assumed by it with respect to the Security Agreement Collateral, and the Administrative Agent shall not have any obligations or liabilities with respect to any Security Agreement Collateral by reason of or arising out of this Agreement, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Security Agreement Collateral.
     10.10. Termination; Release.

                 (a) On the Termination Date, this Agreement and the security interests granted hereunder, shall terminate, and all rights to the Security Agreement Collateral shall revert to the applicable Grantor, and the Administrative Agent, at the request and expense of any Grantor, will execute and deliver to such Grantor a proper Instrument or Instruments (including Uniform Commercial Code termination statements) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse, and without any representation or warranty) such of the Security Agreement Collateral as may be in the possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which all of the Commitments shall have terminated in full, no Loans or Notes under the Credit Agreement shall be outstanding (and all Loans shall have been repaid in full), and all of the Obligations (other than Obligations pursuant to the Specified Swap Agreement) shall have been paid in full and in cash.
                 (b) In the event that any part of the Security Agreement Collateral is Disposed of in connection with a Disposition permitted by Section 7.5 of the Credit Agreement or otherwise released at the direction of the Required Lenders (or all Lenders if required by Section 10.1 of the Credit Agreement), such Security Agreement Collateral will be Disposed of free and clear of the Liens created by this Agreement, the security interests granted hereunder with respect to such Security Agreement Collateral shall terminate and the Administrative Agent, at the request and expense of the respective Grantor, will execute and deliver to such Grantor a proper Instrument or Instruments (including Uniform Commercial Code termination statements) to evidence the release of such Security Agreement Collateral and will duly assign, transfer and deliver to such Grantor (without recourse, and without any representation or warranty) such of the Security Agreement Collateral as is then being (or has been) so Disposed of or released and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.
                 (c) The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of Security Agreement Collateral by it in accordance with this Section 10.10.
     10.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     10.12. The Administrative Agent. (a) The Administrative Agent will hold in accordance with this Agreement all items of the Security Agreement Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Party that the obligations of the Administrative Agent as holder of the Security Agreement Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Administrative Agent shall act hereunder on the terms and conditions set forth in Article 9 of the Credit Agreement.

             (b) Notwithstanding anything else to the contrary in this Agreement, each of the Secured Parties agrees that this Agreement may be enforced only by the action of the Administrative Agent, in each case, acting upon the instructions of the Required Lenders, and that no other Secured Parties shall have any rights individually to seek to enforce or to enforce this Agreement or to realize upon any of the Security Agreement Collateral or other security granted or to be granted by any of the other Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents. It is understood that the agreement of the Secured Parties contained in this paragraph (b) is among, and solely for the benefit of, the Secured Parties and that, if the Required Lenders so agree (without requiring the consent of any Grantor), this Agreement may be directly enforced by any Secured Party.
     10.13. Marshalling. The Administrative Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Security Agreement Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Administrative Agent hereunder or in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any Applicable Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other Instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
     10.14. Effectiveness. This Agreement shall become effective on and as of the date hereof when the Administrative Agent, the Parent Company, and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent.
     10.15. Delivery by Facsimile. Delivery of the signature pages to this Agreement by facsimile shall be as effective as delivery of manually executed counterparts of this Agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

***Signature Pages to Security Agreement follow***

     IN WITNESS WHEREOF, the parties hereto have caused this SECURITY AGREEMENT to be duly executed and delivered as of the date first above written.

The Borrower:

W LAB ACQUISITION CORP.,
as the Borrower and a Grantor

By:	/s/ Michael P. Muldowney

Name: Michael P. Muldowney
Title: CEO

The Parent Company:

NEXTERA ENTERPRISES, INC.,
as the Parent Company and a Grantor

By:	/s/ Michael P. Muldowney

Name: Michael P. Muldowney
Title: President & CFO

Address of Grantors:

c/o Nextera Enterprises, Inc.
One Exeter Plaza
699 Boylston Street
Boston, MA 02116

Attention: Michael Muldowney
Telephone: (617) 262-0055
Facsimile: (617) 262-7105
**Signature Page to Security Agreement**
***Signature Page to Security Agreement follow***

The Administrative Agent:

NEWSTAR FINANCIAL, INC.,
as Administrative Agent

By:	/s/ Mark D. Cordes

Name: Mark D. Cordes
Title: Managing Director

Address of Administrative Agent:

NewStar Financial, Inc.
500 Boylston Street
Suite 1600
Boston, MA 02116

Attention: Mark D. Cordes
Telephone: (617) 848-2510
Facsimile: (617) 848-4300

**Signature Page to Security Agreement**

SCHEDULE A
LIST OF GRANTORS

		Organizational
		Identification
Name of Grantor	Jurisdiction and Type	Number

W Lab Acquisition Corp.	Delaware corporation	4104121

Nextera Enterprises, Inc.	Delaware corporation	2922330